Exhibit 99.1

BLUELINX HOLDINGS INC. ANNOUNCES THREE-YEAR REAL ESTATE LOAN DEAL

Atlanta, Georgia. February 1, 2016. BlueLinx Holdings Inc. (NYSE:BXC) (“BlueLinx”, or the “Company”) today announced that it has entered into a term sheet with its existing real estate lenders, pursuant to which the term of its outstanding $159.8 million real estate loan will be extended for three years. Key terms of the extension also include:

•	New maturity date of July 1, 2019

•	Interest-only at an annual rate of 6.35%

•	Principal pay-down of at least $60 million by July 1, 2017, and at least an additional $55 million pay-down by July 1, 2018

BlueLinx anticipates that the loan extension transaction will close in the next few weeks, subject to the execution of definitive agreements and the satisfaction of certain mutually agreed-upon conditions.
Mitch Lewis, CEO of BlueLinx commented, “We appreciate the support of our existing real estate lenders and view this extension as the first step in significantly reducing BlueLinx’s financial leverage. The material terms we have agreed to should enable the Company to quickly monetize and otherwise take advantage of the significant excess value we have in our real estate portfolio to delever and strengthen the balance sheet of BlueLinx.”
BlueLinx received an independent third-party desktop valuation of its real estate portfolio in November 2015, which estimated the operating value of its properties (using market cap rates) in the $332-$352 million range. The current outstanding principal balance on the real estate loan is approximately $157.8 million net of $2.0 million in certain reserves.
In an unrelated matter, on January 26, 2016, BlueLinx received notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with NYSE listing standards because, as of January 19, 2016, the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million, while its stockholders’ equity was less than $50 million. The Company intends to regain compliance with this listing standard.
About BlueLinx Holdings Inc.

BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of approximately 44 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.